SECURITIES AND EXCHANGE COMMISSION


                              Washington, D.C. 20549


                             _______________________


                                    FORM 8-K



                                 CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the



                         Securities Exchange Act of 1934



Date of Report: March 15, 2000
                ---------------


Date of earliest event reported: March 15, 2000
                                 --------------


                          KENILWORTH SYSTEMS CORPORATION
                          -------------------------------
               (Exact name of registrant as specified in its charter)



              New York              0-08962              13-2610105
              --------              -------              ----------
          (State or other      (Commission File No.)   (IRS Employer
           jurisdiction                                Identification
           of incorporation)                               Number)



             54 Kenilworth Road, Mineola, NY                11501
             -------------------------------                -----
          Address of Principal Executive Office           (Zip Code)



          (Registrant's telephone number,
           including area code)                      (516) 741-1352
                                                     --------------


                                 Not Applicable
                                 --------------
                    (Former address changed from last report)

ITEM 1.     Kenilworth Systems Corporation Engages New Auditors


            On March 15, 2000 the Registrant, Kenilworth Systems Corporation ("Kenilworth" or the "Company") engaged Peter C. Cosmas Co., CPAs, as the Independent Auditors for the periods ended December 31, 1998 and 1999 and the ensuing year.


            The Company emerged from Chapter 7 Bankruptcy Proceedings on September 23, 1998 when the Trustee for the Estate of Kenilworth paid, in cash, one hundred percent (100%) of all approved creditors claims and administration fees and expenses out of the $4,424,056 proceeds from the sale of substantially all of the assets of the Kenilworth Estate and recoveries of receivables and interest income.


            By virtue of having paid all claims in full (one hundred cents of each dollar claimed), the residual value consisting of approximately twenty million dollars ($20,000,000) in unexpired net operating tax loss carry-forward credits belong to the Company and, in turn, to the shareholders of Kenilworth.


            The Company's former Independent Auditors believe they have a conflict of interest resulting from a lawsuit brought against them by a former client in which the president of the Company once owned a ten percent (10%) interest when the lawsuit was commenced. By mutual agreement the Auditor's partners decided not to continue as the Independent Auditors for the Company.


            The Company filed all reports required since September 23, 1998 except that the December 31, 1998 10-K report included unaudited financials. The statement could not be audited since less than one year expired after the Trustee issued checks to all creditors. All checks were cashed and no one filed any objections to the distribution of the Estate's funds. The Company believes that when the audits for the periods ended December 31, 1998 and 1999 are completed, it will not have to materially restate any of the previously reported unaudited financials. The audits will be filed with the SEC within the prescribed time period for the year ended December 31, 1999.

                                  SIGNATURES


        Pursuant to the requirements o the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.




                                        KENILWORTH SYSTEMS CORPORATION
                                        ------------------------------
                                                 Registrant



                                               Herbert Lindo
                                          ------------------------
                                          Herbert Lindo, President


               Dated:  March 15, 2000